Exhibit 99.2
Consent of Person to Become Director
     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of SCM Microsystems, Inc. in this Registration Statement on Form S-4 and in the accompanying proxy statement and prospectus forming a part of such Registration Statement, and in any amendments thereto.
     Dated: October 20, 2009

/s/ Ayman S. Ashour
Ayman S. Ashour

Consent of Person to Become Director
     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of SCM Microsystems, Inc. in this Registration Statement on Form S-4 and in the accompanying proxy statement and prospectus forming a part of such Registration Statement, and in any amendments thereto.
     Dated: October 20, 2009

/s/ Daniel S. Wenzel
Daniel S. Wenzel

Consent of Person to Become Director
     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of SCM Microsystems, Inc. in this Registration Statement on Form S-4 and in the accompanying proxy statement and prospectus forming a part of such Registration Statement, and in any amendments thereto.
     Dated: October 20, 2009

/s/ Dr. Cornelius Boersch
Dr. Cornelius Boersch